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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Post-Effective Amendment No. 37 to Registration Statement No. 2-82510 of Morgan Stanley Variable Investment Series (the "Fund"), comprising of the Money Market Portfolio, Limited Duration Portfolio, Quality Income Plus Portfolio, High Yield Portfolio, Utilities Portfolio, Income Builder Portfolio, Dividend Growth Portfolio, Global Dividend Growth Portfolio, European Equity Portfolio, Equity Portfolio, S&P 500 Index Portfolio, Global Advantage Portfolio, Aggressive Equity Portfolio, Information Portfolio and Strategist Portfolio, on Form N-1A of our report dated February 22, 2005, appearing in the December 31, 2004 Annual Report of the Fund, which is incorporated by reference in the Prospectuses and the Statement of Additional Information both of which are part of such Registration Statement, and to the references to us under the captions "Financial Highlights" in the Prospectuses and "Custodian and Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information.




Deloitte & Touche LLP
New York, New York
April 25, 2005